Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

ICONIX BRAND GROUP, INC.

at

$3.15 Per Share in Cash,

Pursuant to the Offer to Purchase dated July 2, 2021

by

ICONIX MERGER SUB INC.

a wholly-owned subsidiary of

ICONIX ACQUISITION LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M. (NEW YORK CITY TIME)
AT THE END OF THE DAY ON FRIDAY, JULY 30, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Iconix Brand Group, Inc. (“Iconix”), a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (“CST” or the “Depositary and Paying Agent”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary and Paying Agent. See Section 3 of the Offer to Purchase (as defined below).

By hand, express mail, courier or other expedited service: Continental Stock Transfer & Trust Company Attn: Reorg 1 State Street 30th Floor New York, NY 10004-1561	By mail: Continental Stock Transfer & Trust Company Attn: Reorg 1 State Street 30th Floor New York, NY 10004-1561

For assistance

Call Toll-Free 917-262-2378

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Iconix Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Iconix Acquisition LLC, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated July 2, 2021 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Iconix specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Participants should notify the Depositary and Paying Agent prior to covering through the submission of a physical security directly to the Depositary and Paying Agent based on a guaranteed delivery that was submitted via The Depositary Trust Company’s PTOP platform.

Number of Shares and Certificate Number(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.

(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary and Paying Agent, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within two NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.